Exhibit 10.2

                              430 WEST ERIE STREET

                                      LEASE
                                      -----

      THIS LEASE (this Lease") is entered into and made as of the 16th day of October, 2006 by and between ZELLER MANAGEMENT CORPORATION, as Agent for LaSalle Bank National Association, as Trustee under Trust Agreement dated June 8, 2000, and known as Trust No. 126277 ("Landlord"), and SHERMAN BIOTECH, INC., A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH:
                                   -----------

      Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1. DESCRIPTION OF THE PREMISES

      The Premises consist of approximately 1,600 rentable square feet of space (the "rentable area") as shown on the demising plan attached as Exhibit "A" which is referred to as Suite 430 and is located on the fourth (4th) floor in the building commonly known as 430 West Erie Street, In the City of Chicago, County of Cook, State of Illinois.

2. TERM

      The term of this Lease (the "Term") shall be for a period of three (3) years, commencing on November 1, 2006 (the "Commencement Date"), and ending October 31, 2009 (the "Expiration Date"), subject to adjustment as provided in Paragraph 7 hereof, unless this Lease shall be sooner terminated as hereinafter provided.

3. DEFINITIONS

      (a) For purposes of this Lease, the following definitions shall apply:

            (i) "Rent" shall mean Base Rent and Additional Rent.

            (ii) "Additional Rent" shall mean all sums (other than Base Rent) that Tenant is required to pay to Landlord hereunder.

            (iii) "Lease Year" or "Partial Lease Year" shall mean a period of twelve (12) consecutive calendar months, the first Lease Year commencing on the Commencement Date, if the Commencement Date is the first day of a calendar month, and otherwise on the first day of the first full calendar month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a Partial Lease Year, except that if the Commencement Date occurs on a dale other titan the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Lease Year.

            (iv) "Comparison Year" means the calendar year for which a Rent Adjustment computation is being made.

            (v) "Tenant's Proportionate Share" shall mean the percentage determined by dividing the rentable area of Tenant's Premises (approximately 1,600 square feet) by the total rentable area within the Building (approximately 68,862 square feet) and is herein fixed as 2.3%).

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            (vi) "Taxes" shall mean all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding income, franchise, or other taxes based upon Landlord's income or profit, unless imposed in lieu of real estate taxes) which shall now or hereafter be levied, assessed or imposed against the Building and shall apply to said obligations at such time In which said obligations are accrued or levied.

            (vii) "Operating Expenses" shall mean all of Landlord's direct costs and expenses of operation and maintenance of the Building and the surrounding walks, driveways and landscaped areas as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, including by way of illustration and not limitation: Taxes (other than penalties for late payment); costs (including reasonable attorney's fees) incurred in connection with any good faith contest of Taxes; insurance premiums; personal property taxes on personal property used in the Building; water, electrical and other utility charges other than the separately billed electrical and other charges described in Paragraph 9 hereof; the charges of any independent contractor who, under a contract with Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Building, service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air conditioning system; cleaning services; tools and supplies; landscape maintenance costs; Building security services; license and permit fees; Building management fees; wages, bonuses and related employee benefits payable to the on-site employees of Landlord or its building management agent; and In general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally he amortized over a period not exceeding five (5) years. Operating Expenses shall also include all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred if the Building had Full Occupancy (Full Occupancy defined as the greater of actual occupancy or 95%). if Landlord shall install a labor saving device, equipment or such other Improvement intended to Improve the operating efficiency of any system within the Building (such as an energy management computer system) then Landlord may, in determining the amount of Tenant's Rent Adjustment, add to Operating Expenses of the Building, in each year during the useful life of such Installed device or equipment, an amount equal to the annual depreciation or amortization allowance of the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles.

            (viii) "Rent Adjustment" means any amount owed by Tenant for Operating Expenses or Taxes, or other rental increases, attributable to costs of the Building.

            (ix) "Rent Adjustment Payment" shall be, within Landlord's reasonable estimate from time to time, an amount paid monthly to Landlord equal to the Rent Adjustments due for the next succeeding calendar year or pail thereof of the Lease Term.

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            (x) "Base Rent" shall mean the following sums for the following periods:

PERIOD            BASE RENT RATE     ANNUAL BASE RENT         MONTHLY BASE RENT
-------------------------------------------------------------------------------
11/1/06-10/31/07     $23.00            $36,800.00                $3,066.67
11/1/07-10/31/08     $23.60            $37,760.00                $3,146.67
11/1/08-10/31/09     $24.20            $38,720.00                $3,226.67

4. RENT

      (a) PAYMENT OF RENT. Base Rent and Additional Rent shall be payable in monthly installments, In advance, on or before the first day of each and every month throughout the Term except that the first full monthly installment of Base Rent shall be paid concurrently with the execution of this Lease by Tenant. Notwithstanding the foregoing, if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent and Additional Rent installment for such first or last fractional month shall be pro-rated accordingly. Tenant's obligation to pay Base Rent and Additional Rent is a separate and independent covenant and obligation. Tenant shall pay all Base Rent and Additional Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided herein, without abatement and without notice, demand, set-off or counterclaim.

      (b) RENT ADJUSTMENT. Tenant shall pay throughout the term of this Lease as Additional Rent Tenant's Proportionate Share of all Taxes and Operating Expenses which exceed Taxes and Operating Expenses for the 2006 calendar year.

      (c) ADJUSTMENTS FOR TAXES AND OPERATING EXPENSES. Tenants Proportionate Share of Taxes and Operating Expenses for each Comparison Year shall be estimated annually by Landlord. Tenant shall pay Landlord each month, at the same time as the Base Rent payment is due, an amount equal to one-twelfth (1/12) of said annual estimate as Rent Adjustment Payment of Taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may increase the amount paid as Rent Adjustment Payment during such year by giving Tenant written notice to that effect. As soon as reasonably feasible after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Rent Adjustment. Within thirty (30) days after service of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be. the difference between Tenant's actual Rent Adjustment for the preceding calendar year and the Rent Adjustment Payment paid by Tenant during such year. if this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's Proportionate Share of Operating Expenses for such partial calendar year shall be pro-rated on the basis of the number of days during the year this Lease was In effect in relation to the total number of days in such year. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Rent Adjustment shall survive the expiration of the Term.

      (d) AUDIT RIGHTS. Tenant or its accountants shall have the right to inspect, at reasonable times and locations and In a reasonable manner, during the thirty (30) day period following the delivery of Landlord's statement of Operating Expenses for a given calendar year, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of the statement (which shall be noted on the item as "paid in protest"), such statement shall be considered as final and accepted by Tenant. If Tenant shall dispute any item or items included in the determination of Landlord's Operating Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants selected by Landlord render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Operating Expenses of the Building for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred In obtaining such an opinion shall be borne by Tenant unless Landlord's statement contains an error of greater than five percent (5%) of Landlord's Operating Expenses for the Building adversely affecting Tenant, if Tenant shall not dispute any item or items included in the determination of Landlord's Operating Expenses of the Building for a given calendar year within thirty (30) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

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      (e) SERVICE CHARGE. Tenant's failure to make any monetary payment required of Tenant hereunder within five (5) days of the due date therefore shall result in the Imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due. In addition, any sum not paid within thirty
(30) days of the due date therefore shall bear interest at a rate equal to the greater of eighteen percent (18%) or the prime mate plus two percent (2%) pen annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

5. SECURITY DEPOSIT

      (a) Concurrently with the execution of this Lease, Tenant shall deposit with Landlord as a security deposit a sum equal to Nine Thousand Two Hundred and 00/1 00 Dollars ($9,200.00) (the "Security Deposit"). The Security Deposit shall be held as security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease throughout the Term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, to Tenant (within thirty (30) days) after the Expiration Date or after Tenant surrenders possession of the Premises, whichever Is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the Security Deposit In payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord's other funds. The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

      (b) In the event of a sale or any other transfer of the Building, Landlord shall have the right to transfer the Security Deposit to its purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit. in the event of an assignment of this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

6. TENANT FINISH IMPROVEMENTS

      Landlord shall construct certain tenant finish improvements to the Premises in accordance with the schematic drawings and specifications attached to this Lease as Exhibit "B" and the Work Letter attached to this Lease as Exhibit "C" (the "Work Letter").

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7. DELIVERY OF POSSESSION: ADJUSTMENT OF TERM

      (a) EARLY DELIVERY OF POSSESSION. Landlord expects that it will substantially complete (as such term is defined in the Work Letter) the Tenant Finish Improvements and have the Premises ready for occupancy on or before the Commencement Date, If the Premises are ready for occupancy prior to the Commencement Date. Landlord may, at Tenant's request, deliver possession of the Premises to Tenant at such time, and Tenant may then occupy the Premises as a tenant from month-to-month, subject to all of the terms, conditions and covenants of this Lease other than the Term and the obligation to pay rent as provided in Paragraphs 2 and 4 hereof, respectively. In such event, Tenant shall not be obligated to pay Base Rent or the Rent Adjustment for the period between such date and the Commencement Date.

      (b) LATE DELIVERY OF POSSESSION. If Landlord determines that it will be unable to substantially complete the Tenant Finish Improvements and have the Premises ready for occupancy by the Commencement Date for delays caused by Landlord or Landlord's contractor, Landlord shall give Tenant written notice to that effect, and thereafter the Commencement Date shall be postponed to the earlier of (i) the date upon which Landlord tenders possession of the Premises or (ii) the thirtieth (30th) day after Landlord shall have notified Tenant in writing of the date the Premises will be ready for occupancy. In the event of such postponement, the Term of this Lease shall remain the same, but the Expiration Date shall be extended for the same number of days the Commencement Date was postponed; Tenant's obligation to pay rent shall be postponed for a like number of days, and Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's delay in delivering possession of the Premises to Tenant, Should the completion date be delayed by any Tenant Delay (as defined In the Work Letter), then the Commencement Date shall remain as if there were no delay in completion.

      (c) TENANT'S ACCEPTANCE OF THE PREMISES. Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord an Estoppel Letter, in the form attached to this Lease as Exhibit "D", signed by an officer or principal of Tenant acknowledging (I) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises, including the Tenant Finish improvements constructed thereon, and that the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord within thirty (30) days after Landlord has delivered possession of the Premises. Landlord shall as promptly thereafter as Is reasonably possible correct all such defects. Tenant's Estoppel Letter, fully executed, shall be attached to and made a part of this executed Lease. A certificate signed by Landlord's architect stating that such Improvements were substantially completed in accordance with such plans and specifications shall be conclusive and binding upon Tenant.

8. USE OF THE PREMISES

      (a) SPECIFIC USE. The Premises shall be occupied and used exclusively for general office purposes and for legal purposes incidental thereto, and shall not be used for any other purpose.

      (b) COVENANTS REGARDING USE. In connection with its use of the Premises, Tenant agrees to do the following:

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            (i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

            (ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises, or the Building, any act of waste, including any act which might deface, damage or destroy the Building, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause Injury to person or property or Increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord's opinion, disturb or tend to disturb other tenants occupying leased space In the Building.

            (iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the night to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

            (iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or In any manner which would, in Landlord's opinion, invalidate any policy of Insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such Insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity onto reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

      (c) COMPLIANCE WITH LAWS. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited bylaw. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant's sole expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, stale, municipal or other governmental agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence.

      (d) COMPLIANCE WITH BUILDING RULES AND REGULATIONS. Rules and regulations governing the use and occupancy of the Premises and all other leased space In the Building have been adopted by Landlord for the mutual benefit and protection of all tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are attached to this Lease as Exhibit "E". Landlord shall have the right to change such rules and regulations or to make new rules and regulations from One to time in any manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant. who shall thereafter comply with and conform to the same.

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      (e) COMPLIANCE WITH ZONING. Tenant knows the character of its operation in the Premises and that applicable zoning ordinances shall have sole responsibility for its compliance therewith, and Tenant's inability so to comply shall not be cause for Tenant to terminate this Lease.

9. UTILITIES AND OTHER BUILDING SERVICES

      (a) SERVICES TO BE PROVIDED. shall furnish Tenant, between the hours of 8:00 am. and 6:00 p.m. on Monday through Friday and 8:00 am. to 1:00 p.m. on Saturday of each week except on legal holidays and except as noted below, with the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

            (i) Heating, ventilation and air conditioning;

            (ii) Electricity for the common areas and facilities of the Building;

            (iii) Water for lavatory and drinking purposes;

            (iv) Automatic elevator service;

            (v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in common washrooms on Monday through Friday of each week except legal holidays;

            (vi) Washing of Interior and exterior windows at Intervals established by Landlord;

            (vii) Replacement of all lamps, bulbs, starters and ballasts used In the common areas of the Building;

            (viii) Cleaning and maintenance of the common areas and facilities of the Building and the walks, driveways, parking lots and landscaped areas adjacent to the Building, Including the removal of rubbish and snow; and

                  (ix) Repair and maintenance of the Building and certain systems within the Premises to the extent specified in Paragraph 11(a) hereof.

      (b) ADDITIONAL SERVICES. If Tenant requests any other utilities or building services In addition to those Identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 9(d) hereof.

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      If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building's air conditioning system, Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and rest of the Building, including that which modifies the Building's air conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 9(d) hereof.

      Tenant shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by tenants In office buildings comparable to the Building (a personal computer being an example of such a typical electrical equipment) nor any water-cooled machinery or equipment without Landlord's prior written consent. If Landlord determines that the machinery or equipment to be so Installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith will materially affect utility costs, then Landlord shall have the right, as a condition to granting Its consent, to make such modifications to any utility system or other parts of the Building or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided In Paragraph 9(d) hereof.

      Landlord shall have the right, at its sole cost, to Install meters or submeters to measure the amount of electricity consumed, from time to time, in the Premises. In such event, Tenant shall pay, as additional rent, charges for all utility services consumed in the Premises and measured by any such meters or submeters as the same are billed to Tenant from Landlord from time to time; provided, the cost of such services shall not exceed the rate that Tenant would pay for comparable services if purchased directly from the utility supplying such services. If Landlord chooses to so meter or submeter the Premises, during the period that such meters or submeters are operating, Tenant shall have no obligation to pay, as part of Operating Expenses, the cost of electricity consumed in the Premises or any other occupied premises in the Building.

      (c) INTERRUPTION OF SERVICES. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be Interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant In damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform Its covenants under this Lease.

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      (d) PAYMENT FOR UTILITIES AND BUILDING SERVICES. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided In Paragraph 9(b) hereof shall be borne by Tenant, who shall be separately billed therefore and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the next monthly installment of Base Rent and other additional rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of Its request for additional services.

      (e) ENERGY CONSERVATION. Notwithstanding anything to contrary in this Paragraph 9 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, In Landlord's discretion, for the conservation and/or preservation of energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

10. SIGNS

          Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or In the Building or in the Premises and visible from outside the Premises, except for such tenant Identification information as Landlord at its own discretion permits to be included and agrees to install on the directory board in the main lobby and on the tenant access doors to the Premises.

11. REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

      (a) REPAIR AND MAINTENANCE OF BUILDING. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Building and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Building, except that the repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of Paragraph 9(b) hereof shall be the responsibility of Tenant, The cost of all non-capitalized repairs required to be made by Landlord shall be an operating expense of the Building unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, In which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

      (b) REPAIR AND MAINTENANCE OF PREMISES. Except as provided in Paragraph 11(a) hereof, Tenant shall, at Its own expense, keep and maintain the Premises In good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant fails to do so, Landlord may, but need not make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, Including Landlord's Costs, forthwith upon being billed for same. As used in this Lease, the term "Landlord's Costs" shall mean fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's actions or Involvement.

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      (c) ALTERATIONS OR IMPROVEMENTS. Tenant shall not make, nor permit to be made, alterations or Improvements to the Premises, Tenant snail not make. nor permit to be made. alterations or improvements to Me Premises. unless Tenant obtains the prior written consent Of Landlord Marcie II Landlord permits Tenant to make any Such alterations or Improvements. Tenant shad make the same In accordance with all applicable laws and building codes. in a good and workmanlike manner and in quality equal to or better Man the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation the provision by Tenant to Landlord with security for the payment of all costs to be incurred in connection with such work, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and re-posting of notices of Landlord's non-responsibility for mechanics' liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify. defend and hold harmless Landlord from and against any mechanic's liens or other liens or Claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of holding code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises. except movable office furniture and equipment and trade fixtures, shall at Landlord's election, either (i) become a part of the realty and the property of Landlord. and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repairs at Tenant's cost and expense. In the event Tenant so fails to remove same, Landlord may nave same removed and the Premise so repaired at Tenant's expense. At Landlord's election, Landlord and Landlord's architect. engineers or contractor's shall have the right to supervise all construction operations within the Premises, and Tenant shall promptly pay Landlord the cost of such supervision.

      (d) TRADE FIXTURES. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like may, and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the Cost of such removal, and further that Tenant repair at Its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant's expense.

      (e) WIRING AND CABLING. Any wiring or cabling installed by Tenant In the Premises or in shafts, ducts or portions of the Common Areas shall he removed by Tenant at Tenant's expense on or before the Expiration Dale or earlier termination of this Lease. If Tenant fails to remove any such wiring or cabling, Landlord may have the same removed at Tenant's expense.

      (f) STOREFRONT. If the Premises includes storefront glass entrances or walls at or near public spaces in the Building, Tenant must have specific approval by Landlord of all colors and materials for floorcovering, wallcovering, furniture, open landscape partitions, and artwork prior to installation.

      (g) RESERVED RIGHTS. Landlord reserves the right to decorate and to make, at any time or times, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, In or to the Premises, the Building, or any part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

12. FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

      (a) SUBSTANTIAL DESTRUCTION OF THE BUILDING. If the Building should he substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

      (b) SUBSTANTIAL DESTRUCTION OF THE PREMISES. If the Premises should be substantially destroyed, or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

            (i) Tenant may require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, except for repair or replacement of Tenant's personal property, equipment and trade fixtures, which shall remain Tenant's responsibility. This option shall be exercised by Tenant giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the Terra upon the same terms, conditions and covenants as are contained herein. If this option is not so exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the expiration of Tenant's option period, by the giving of written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty or, Landlord, at its option, shall make available reasonably comparable space in the Building to accommodate Tenant. In either such event, this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions, and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises or notice by Landlord that comparable space is ready for Tenant to occupy. If Landlord fails to exercise either of these aforementioned options, this Lease shall be terminated as of the date of the casualty, to which date rent shall be apportioned and shall cease.

            (ii) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to he given by either party to the oilier party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

      (c) PARTIAL DESTRUCTION OF THE PREMISES. If the Premises should be rendered partially untenantable for the purpose for which they ware leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent not exceeding forty percent (40%) of its normal business activity) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred
(200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties. shall be released from all further obligations and liability hereunder.

      (d) CASUALTY INSURANCE. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an Operating Expense of lire Building, a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant's operation or the Tenant Finish Improvements installed by Landlord pursuant to the provisions of Paragraph 6(a) hereof, if any, or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 11(c) hereof are substantially different from the Tenant Improvements described in Exhibit "B" and result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being billed therefore. Tenant shall at all times during the Term, carry, at its own expense, property insurance covering its personal property, trade fixtures Installed by or paid for by Tenant or any additional improvements which Tenant may construct on the Premises which coverage shall be no less than eighty percent (80%) of replacement value. Tenant shall also carry business interruption insurance on such terms as shall be reasonably satisfactory to Landlord. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect.

      (e) WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Building or personal property within the Building, by reason of fire or oilier casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or arty other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

13. GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

      (a) Tenant shall be responsible for, shall insure against, and shall Indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring In, on or about the Premises and Tenant hereby releases Landlord from any amid all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

      (b) Tenant shall at all times during the Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interests may appear, one or more policies of general public liability and property damage Insurance, issued by one or more insurance companies acceptable to Landlord, covering Tenant's use, occupancy and operations providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $2,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord, its agents and employees, as insureds and shall provide that they may not be canceled or materially changed on less than thirty
(30) days prior written notice to Landlord; Tenant shall furnish Landlord with certificates evidencing such insurance. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent. Landlord shall have the right during the term of this Lease to adjust the minimum coverage levels stipulated above upon written notice to Tenant. Within thirty (30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant shall also provide Landlord with certificates evidencing workers' compensation insurance coverages. Tenant's Insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant's indemnity obligations contained in Paragraph 13(a) hereof.

      (c) Landlord and its beneficiaries, partners, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to personal property or business or resulting from the loss of use thereof sustained by Tenant or by any other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, Including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, tire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that all personal property located in the Premises or upon loading docks, receiving and holding areas, or freight elevators of Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

14. EMINENT DOMAIN

      If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall he reduced in proportion to the part of the Premises so taken or conveyed, All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

15. LIENS

      If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, coat and expenses, including attorneys' fees, resulting therefrom or by reason thereof, If such lien is not discharged of record within thirty (30) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (Including reasonable attorneys' fees and Landlord's Costs) incurred by Landlord in connection with such lien.

16. RENTAL, PERSONAL PROPERTY AND OTHER TAXES

      (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefore is finally determined.

      (b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property lax purposes at a valuation higher than that at which other such properly in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

17. ASSIGNMENT AND SUBLETTING

      Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or airy part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except for assignments or subleases to affiliates on subsidiaries of Tenant, in which event while prior consent shall not be required, Tenant shall properly notify Landlord in writing of any such assignment or sublease. Tenant shall notify Landlord sixty (60) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and tire performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of `tenant's obligations under this Lease and Landlord shall execute a consent form. Landlord agrees to be reasonable in its consent, but Landlord may at its sole discretion withhold its consent to an assignment or sublease to any present tenant of Landlord in the Property or to any tenant whose occupancy would be inconsistent with the character of the Building or whose business is in direct competition with that of another tenant of the Property. Upon tire occurrence of an event of default, if all or any pant of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Landlord, at its option, may also recapture any sublet space in the event of default. Any collection by Landlord from tire assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture alt or any part of the Premises Tenant proposes to assign or sublet upon notice from Tenant of its intent to assign or such sublet part of the Premises. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to heroin, and upon such transfer, the transferor shall have no further liability hereunder and Tenant shall attorn to any such transferee.

18. SUBORDINATION OF LEASE TO MORTGAGES

      This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance including ground or underlying leases presently existing or hereafter voluntarily placed upon the Building or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make It prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver within five
(5) days to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Tenant shall attorn to any subsequent owner or transferee of tire Building regardless of whether or not a subordination agreement has been executed by Tenant.

19. DEFAULTS AND REMEDIES

      (a) DEFAULT BY TENANT. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant;

            (i) Tenant shall fail to pay any monthly installment of Base Rent or additional rent or the Rent Adjustment within ten (10) days after the same strait be due and payable.

            (ii) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to he performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if thee term, condition, covenant or obligation to be performed by Tenant is of such nature that the score cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, but in any event completes cure within ninety (90) days after notices from Landlord.

            (iii) Tenant shall vacate or abandon or fall to occupy for a period of ten (10) days, the Premises or any substantial portion thereof; Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's Interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within thirty (30) days thereafter); or

            (iv) Tenant causes or permits a hazardous condition to exist on the Premises and fails to cure such condition immediately after notice thereof from Landlord.

      (b) REMEDIES OF LANDLORD. Upon the occurrence of any event of default set tenth in Paragraph 19(a) hereof, Landlord shall have the following rights and remedies, In addition to those allowed by law, any one on more of which may be exercised without further notice to or demand upon Tenant:

            (i) Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may Incur to cure such default: and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

            (ii) Landlord may terminate this Lease as of the dale of such default, in which event, (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages In rent; and
      (C) notwithstanding the termination of this Lease Landlord may either declare all rent which would have been due under this Lease for the balance of the Term or exercised renewal period to be Immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination and reentry, or relet all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted die balance of the Term, together with all of Landlord's costs and expenses for preparing the Premises, for reletting, including all repairs, tenant finish improvements marketing costs, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and reletting, it being expressly understood and agreed that the liabilities and remedies specified above shall survive the termination of this Lease.

            (iii) Landlord may terminate Tenant's right of possession of this Premises and may repossess tire Premises by unlawful detainment action, by taking peaceful possession on otherwise, without terminating if this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel on alter the Premises. If Landlord fails to so relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the rent which would have been due under this Lease for the balance of the Term on exercised renewal period as such rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord iii excess of the rent provided for in this Lease.

            (iv) Landlord may sue for injunctive relief onto recover damages for any loss resulting from the breach,

      Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term on any extension thereof, Tenant's right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and army subsequent extension hereof.

      (c) NON-WAIVER OF DEFAULTS, The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease on the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default on breach. The receipt of rent by Landlord at a time after remit is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord on its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

      (d) ATTORNEY'S FEES. If Tenant defaults in the performance on observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all on any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees on out-of-pocket costs in any litigation, negotiation on transaction in which Tenant causes Landlord (without Landlord's fault) to be involved on concerned, Tenant agrees to reimburse Landlord for the attorney's fees and costs incurred thereby, whether or not suit is actually filed.

20. BANKRUPTCY OR INSOLVENCY

      It is understood and agreed that the following shall apply in the event of Ore bankruptcy or insolvency of Tenant:

      (a) If petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election on assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgement, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty
(60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated, Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

      (b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of this filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgement, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

            (i) The trustee on the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined iii this subparagraph
      (b), that;

                  (1) The trustee will cure all monetary defaults under this
            Lease within ten (10) days from the date of assumption; and

                  (2) The trustee will cure all non-monetary defaults under this
            Lease within thirty (30) days from the date of assumption.

            (ii) The trustee on the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

            (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                  (1) From and after the date of assumption of this Lease, the trustee on the debtor-in-possession shall pay the Base Rent and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

                  (2) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' Base Remit and other monetary charges accruing under this Lease;

                  (3) If not otherwise required by the term of this Lease, this trustee on the debtor-in-possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of Tenant's annual Taxes, Operating Expenses, and other obligations under this lease; and

                  (4) The obligations imposed upon the trustee or the
            debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

            (iv) Landlord has determined that the assumption of this Lease will not;

                  (1) Breach any provision in any other lease, mortgage,
            financing agreement, on other agreement by which Landlord is bound relating to the Property, or Building in which the Premises is located; or

                  (2) Disrupt, in Landlord's judgement, the tenant mix of the
            Building or any other attempt by Landlord to provide a specific variety of tenants in the Building which, in Landlords judgement, would be most beneficial to all of tenants thereof and would enhance the image, reputation, and profitability thereof.

            (v) For purposes of this subparagraph (b), "adequate assurance" means that;

                  (1) Landlord determines that the trustee on the
            debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee on the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operations, actively promoted business in the Premises; and

                  (2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable In value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and non-monetary defaults under this Lease within the time periods set forth above.

      (c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (b) above and, thereafter, Tenant is either adjudicated bankrupt or flies a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all tenant's rights under it, by giving written notice of Landlord's election so to terminate.

      (d) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (a) or (b) above to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined In this subparagraph (d) of all of the terms covenants, and conditions of this Lease.

            (i) For purposes of this subparagraph (d), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital In amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

                  (2) If requested by Landlord, the assignee will obtain
            guarantees, in form and substance satisfactory to Landlord (i.e. letter(s) of credit), from one or more persons who satisfy Landlord's standards of creditworthiness; and

                  (3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

                  (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it Is agreed that such charges will not he less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

      (f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord Consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

21. ACCESS TO THE PREMISES

      Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefore.

22. SURRENDER OF PREMISES

      Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, Improvements, and other property as provided elsewhere herein, In broom-clean condition and In good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense, which shall be payable upon demand. Upon such expiration or termination Tenant's trade fixtures, furniture and equipment shall remain Tenant's property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the Installation of the items so removed. Any of Tenant's trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be destroyed.

23. HOLDING OVER

      If Tenant remains in possession of the Premises without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to alt of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord twice the last current Base Rent and Additional Rent, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for alt damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

24. LANDLORD'S RIGHT TO RELOCATE TENANT

      Landlord shall have the right, at its option, upon at least thirty (30) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building containing at least as much rentable area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal In quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. Upon completion of the relocation, Landlord and Tenant shalt amend this Lease to change the description of the Premises and any other matters pertinent thereto.

25. QUIET ENJOYMENT

      Except as provided in Paragraph 24 hereof to the extent that it may be applicable, and subject to the other terms and conditions of this Lease, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any Interference from Landlord or any person or persona claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

26. NOTICE AND PLACE OF PAYMENT

      (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.

      (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address Set forth in Paragraph 269c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

      (c) Any notice, demand or request required or permitted to he given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered or mailed.

Landlord:                                                  Tenant:
ZELLER MANAGEMENT CORPORATION, as Agent for LaSalle        Sherman Biotech, Inc.
Bank National Association, as Trustee under Trust          430 West Erie, Suite 430
Agreement dated June 8, 2000, and known as Trust           Chicago, Illinois 60610
No. 126277 Trust                                           Attention: Sandy Schmidt
c/o Zeller Management Corporation
401 North Michigan Avenue, Suite 250
Chicago, Illinois 60611
Attention: Building Manager

With a copy to:                                            With a copy to:

Zeller Realty Corporation
401 North Michigan Avenue, Suite 250
Chicago, Illinois 60611
Attention: Asset Manager

27. MISCELLANEOUS GENERAL PROVISIONS

      (a) PAYMENTS DEEMED RENT. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 19(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

      (b) ESTOPPEL LETTERS. Tenant shall, within ten (10) days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (I) that this Lease is In full force and effect and unmodified (or, if modified, stating the nature of such modification), (II) the date to which rent has been paid, (iii) that there are not. to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed); and (iv) such further matters as may be requested by Landlord. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building, Tenants failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is In full force and effect and unmodified, and that there are no uncured defaults In Landlord's performance hereunder.

      (c) MEMORANDUM OF LEASE. If requested by Landlord, a Memorandum of Lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the county recorder in cook County, Illinois.

      (d) CLAIMS FOR FEES. Fees. Landlord and Tenant represent and warrant to the other that with the exception of Corporate Real Estate Solutions and Zeller Management Corporation (the "Brokers"), insofar as each party knows, no other broker negotiated this Lease or is entitled to any commission In connection therewith. Landlord and Tenant each agree to indemnify, defend and hold each other, their respective beneficiaries or their partners, and any of their respective agents, legal representatives, officers, partners, successors or assigns harmless from and against any claims made by any broker other than Brokers for a commission or fee in connection with this Lease, provided that such party has not in fact retained such broker.

      (e) APPLICABLE LAW. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Illinois.

      (f) ENTIRE AGREEMENT. This Lease, including all Exhibits, Riders and Addenda attached hereto, constitutes the entire agreement between the parties hereto and may not he modified except by an instrument In writing executed by the parties hereto.

      (g) BINDING EFFECT. This Lease and the respective rights and obligations of time parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors amid assigns shall he obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

      (h) SEVERABILITY. If any provision of this Lease shall be meld to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

      (i) NO PARTNERSHIP. Landlord shall not, by virtue of the execution of this Lease or the leasing of time Premises to Tenant, become or be deemed a partner of Tenant in time conduct of Tenant's business on time Premises or otherwise.

      (j) HEADINGS, GENDER, ETC. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

      (k) WAIVER OF JURY. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

      (l) ALLOCATION OF RENT. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to army abatement period.

      (m) RIGHT TO CHANGE BUILDING NAME AND ADDRESS. Landlord reserves the right to change the name or street address of the Building.

      (n) REQUIREMENT OF INDENTIFICATION. Landlord, or its contractor(s), may require all persons entering or leaving the Building during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, amid to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from lime Premises or Building.

      (o) ACCEPTANCE OF TENANT'S GOODS. Tenant authorizes Landlord and Landlord's agents and employees to accept and sign for shipments as a convenience and measure of traffic control with a stamp which shall indicate that any signature Is authorized only to clear the loading dock or other receiving area as a matter of convenience, and such signature does not constitute acceptance by the addressee and does not relieve time carrier of army liability nor create an agency or bailment. Tenant hereby releases Landlord and Landlord's agents and employees from any and all liability resulting from or related to the acceptance of goods addressed to Tenant and delivered to the Building's loading dock or other area designated for receipt of goods.

      (p) RESERVED AREAS, LIGHT AND AIR. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below time finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of time Building; and all subterranean, mineral, air, light and view rights.

      (q) LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant specifically agrees to look solely to Landlord's interest in the Building for time recovery of army judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment.

      (r) EXECUTION BY LANDLORD. Submission of tills instrument to Tenant, or Tenant's agents or attorneys. for examination or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant,

      (s) TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

      (t) TERMINATION. If Landlord desires to renovate, demolish on change the use of the Building, then Landlord shall have time right to terminate the Lease without compensation or liability to Tenant upon not less linen one-hundred eighty (180) days prior notice to Tenant. As of the effective date of such early termination (a) the Lease shall terminate and the Term shall expire with the same force and effect as if time Term of time Lease were in and by time provisions thereof fixed to expire on time effective date of such termination, and (b) Tenant shall remiss, release, quitclaim and surrender to Landlord, its successors and assigns, time Lease and all of the estate and rights of Tenant in and to the Lease and the Premises and Tenant shall forever release and discharge Landlord from army and all claims, demands or causes of action whatsoever against Landlord or its successors and assigns arising out of or In connection with time Premises or time Lease and shall forever release and discharge Landlord from any obligations to be observed or performed by Landlord under the Lease after the effective date of such early termination except for adjustments occurring or necessary after the effective date of such early termination.

28. EXONERATION CLAUSE

      In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, anything contained herein to the contrary notwithstanding, the obligations under this Lease do not constitute personal obligations of the agents or individual partners, directors, officers or shareholders of Landlord, on the partners, directors, officers or shareholders of the partners or beneficiaries of Landlord. Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against thee Building and not against any other assets, properties or funds of:
(i) Landlord or any director, officer, general partner, limited partner, employee or agent of Landlord or its general partners (on any legal representative, heir, estate, successor or assign thereof; (ii) any predecessor or successor partnership on corporation (or other entity) of Landlord omits general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners; and (iii) any other person or entity. Furthermore, in time case of any foreclosure by any Mortgagee, the rights amid remedies of Tenant hereunder in respect of any obligations of any such successor to Landlord hereunder shall be non-recourse as to any assets of such successor to Landlord other than to the equity In time Building. Tenant further agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law. Tenant's covenants and agreements contained in this Paragraph 28 are enforceable both by Landlord amid also by army partner or beneficiary of Landlord.

29. GUARANTY

      Tenant shall cause EarlyDetect Inc., ("Guarantor") to execute and deliver to Landlord the Guaranty in the form attached hereto as Exhibit F concurrently with the delivery by Tenant of the executed Lease to Landlord. Tenant shall also deliver to Landlord concurrently with delivery of this Lease, an opinion of counsel for Guarantor on a certified resolution of the Board of Directors of Guarantor to the effect that execution, delivery and performance of the Guaranty by Guarantor has been authorized by all necessary corporate action.

[THE REST OF THIS PAGE WAS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD                                     TENANT:

LaSalle Bank National Association, as        SHERMAN BIOTECH, INC., a Delaware Corporation

As Trustee under Trust Agreement dated
June 8, 2000

And Known as Trust No. 12617

By: ZELLER MANAGEMENT CORPORATION,           By: /s/ Kevin Miller
    AS AGENT FOR LANDLORD                        --------------------------------
                                                 Name: Kevin Miller
                                                 Title: President


By:
   ------------------------------
   Name:
   Title:


Exhibits

A)   Demising Plan
B)   Tenant Improvement Drawings and Specifications
C)   Work Letter
D)   Estoppel Letter
E)   Rules and Regulations
F)   Guaranty

                                  'EXHIBIT A'

                      [picture of floor layout, Suite 430]

                                  'EXHIBIT B'

                 [picture of Preliminary Space Plan - Scheme A]

                                  'EXHIBIT B'

                [picture of Preliminary Ceiling Plan - Scheme A]

                                    EXHIBIT C

                                  WORK LETTER


      This Exhibit C is attached to and made a part of the Lease dated October 16, 2006 (the "Lease") between ZELLER MANAGEMENT CORPORATION, AS AGENT LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 8, 2000, AND KNOWN AS TRUST NO. 126277 ("Landlord") and SHERMAN BIOTECH, INC., A DELAWARE CORPORATION (Tenant"). The terms used herein shall have the meanings ascribed to them In the Lease, unless otherwise stated herein. Landlord and Tenant agree that their respective rights and obligations in reference to the construction of leasehold improvements to the Premises (the Tenant Finish Improvements") shall be as follows:

      1. Tenant Finish Improvements. Landlord shall, at its sole cost and expense, deliver the Premises to Tenant in "turnkey condition pursuant to the space plan attached to the Lease as Exhibit B using building standard materials. Landlord has designated the type and quantities of materials to be used In the construction of the Tenant Finish Improvements (hereinafter referred to as "Building Standard Construction"). Building Standard Construction shall be utilized for the Tenant Finish Improvements. Landlord shall have the right to designate, and from time to time to change, the materials, fixtures, colors and other items that are Building Standard Construction, provided that such changes are of equal or superior quality.

      2. Delay in Completion of the Work. If for any reason the Premises shall not be ready for occupancy by Tenant on or before the Commencement Date, this Lease shall not be affected thereby, nor shall Tenant have any claim against Landlord by reason thereof. All claims for damages against the Landlord arising out of any such delay are waived and released by Tenant.

      3. Landlord's Property. All work and materials furnished In connection with the Premises shall be Landlord's property and will be considered part of the Building, subject to Tenant's rights to use the same under the lease.

      4. Binding Agreement. This Agreement is binding upon and inures to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the day and year first above written.

LANDLORD:                                         TENANT:

LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE      SHERMAN BIOTECH. INC., A DELAWARE
                                                  CORPORATION

UNDER TRUST AGREEMENT DATED JUNE 8, 2000 AND
KNOWN AS TRUST NO 126277

By: ZELLER MANAGEMENT CORPORATION
AS AGENT FOR LANDLORD                             By: /s/ Kevin Miller
                                                      --------------------------------
                                                      Name: Kevin Miller
                                                      Title: President


By:
    ----------------------------
    Name:
    Title:


                                      33

                                    EXHIBIT D

                             FORM OF ESTOPPEL LETTER

                                                                    DATED: _____


TO: ________________
    ________________
    ________________


     Lease Dated: ________________-

     Landlord: Zeller Management Corporation, an Illinois corporation, as agent for LaSalle Bank National Association as Trustee Under Trust Agreement dated June 8, 2000 and Known As Trust No. 126277

     Tenant:

     Premises: Suite No. ____
               430 West Erie Street
               Chicago, Illinois 60610

Gentlemen:


      The undersigned (Tenant') hereby confirms, as of the date hereof, the following:

      1. Tenant is the tenant under the captioned lease (the "Lease").

      2. Tenant is in full and complete possession of the captioned premises (the "Premises"), such possession having been delivered by the captioned landlord (the "Landlord"), pursuant to the Lease and having been accepted by Tenant. If the Landlord named in the Lease is other than Landlord, Tenant has received notice of the assignment to Landlord of the Landlord's interest in the Lease and Tenant recognizes Landlord as the landlord under the Lease.

      3. The improvements and space required to be furnished by the terms of the Lease have been completed in all respects to the satisfaction of Tenant and are open for the use of Tenant, its employees, patients (or customers) and invitees.

      4. All duties of an inducement nature required of the Landlord in the Lease have been fulfilled except as follows:
                             (if none, write none.)

      5. The Lease is in full force and effect; there is no existing default on the part of the Landlord under the Lease in the terms thereof; and said Lease has not been amended, modified, supplemented or superseded except as follows:
                             (if none, write none.)

      6. No rents have been prepaid except as provided by the Lease; and Tenant has not asserted and has no actual knowledge of any claim against the Landlord under the Lease which might be set-off or credited against future accruing rents.

      7. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein.


      8. Tenant understands that the Lease has been collaterally assigned to you as security for a loan to Landlord and that rent may not be prepaid more than 30 days in advance of its due date nor the Lease amended, modified, supplemented, superseded, surrendered or terminated without your written approval; provided, however, Tenant retains its right to terminate the Lease pursuant thereto on account of Landlord's default thereunder, if such default remains uncured after the expiration of the time allowed for cure under Paragraph 13 hereof.

      9. Rents provided in the Lease commenced to accrue on the _____ day of ______ , 200.

      10. A security deposit of $___________ has been paid to Landlord. Tenant agrees not to look to you, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit received by the Landlord, unless said sums have actually been received by you as security for performance by Tenant under the Lease.

      11. The term of the Lease commenced on ____________, 2006.

      12. The current monthly rental due under the Lease is $_______

      13. Tenant agrees to give to you, by certified mail, a copy of any notice of default under the Lease served by Tenant upon Landlord. Tenant further agrees that, if the Landlord shall have failed to cure such default within the time provided in the Lease, then you shall have an additional 30 days after the expiration of Landlord's cure period within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within your initial 30 day cure period, you shall have commenced and shall be diligently pursuing the remedies necessary to cure such default (including, hut not limited to, commencement of foreclosure proceedings if necessary to effect such cure). Such period of time shall be extended by any period within which you are prevented from commencing or pursuing such foreclosure proceedings by reason of the bankruptcy of the Landlord. Until the time allowed as aforesaid for you to cure such default has expired without cure, Tenant shall have no right to and shall not terminate the Lease on account of default.

      14. Tenant covenants that it will not subordinate the Lease to any mortgage or trust deed without your consent.

      15. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

      16. Tenant acknowledges that you will rely upon this statement in making a loan to Landlord secured by a mortgage lien upon the property of which the Premises is a part.

                                        Very truly yours,

                                        (Name of Tenant)

                                        By:
                                             Name:
                                             Title:

                                        Attest:
                                             Name:
                                             Title:

                                    EXHIBIT E

                              RULES AND REGULATIONS

(1) Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any portion of the Building other than the Premises, including any sidewalk, plaza area, driveway, passageway, entrance, exit, stairway, lobby, corridor, hallway, elevator, shipping platform, truck concourse or vault area in or about the Building. All passageways, entrances, exits, elevators, stairways, corridors, halls and roofs of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons in whose presence, In the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or other interests of the Building, its tenants or Landlord; provided, however, that nothing herein contained shall he construed to prevent ingress and egress to persons with whom Tenant deals within the normal course of Tenant's business. Tenant shall not enter nor permit its employees, agents, guests or invitees to enter into areas of the Building designated for the exclusive use of Landlord, its employees, guests or invitees. Tenant shall not use, nor permit the use by its employees, agents, guests or invitees, of any common area in the Building other than for access to and from the Premises. No bicycle or motorcycle shall he brought into the Building or kept on the Premises without consent of the Landlord.

(2) No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevator (other than Tenant's freight elevator) except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

(3) Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals (except for guide dogs for sight impaired persons) of any kind shall be brought or kept in or about the Building. Tenant shall not permit any noise, odor or litter which is objectionable to Landlord or other tenants of the Building to emanate from the Premises.

(4) Any person in the Building will he subject to identification by employees and agents of Landlord, All persons in or entering the Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Tenant shall not attach or permit to be attached additional locks or the mechanism thereof, or make or permit to he made any keys for any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord, If more than two (2) keys for one (1) lock are desired, Landlord will provide them upon payment therefore by Tenant. Upon termination of this Lease, or of the Tenant's possession, the Tenant shall surrender to Landlord all keys to the Premises. Landlord shall not he responsible for theft, loss or damage of any property. Landlord may at all times keep a pass key to the Premises. Canvassing, soliciting or peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same.

(5) Except for portions of the Premises specifically designated by Tenant and consented to in writing by Landlord in advance to be used for an employee kitchen or lounge area, Tenant shall not cook, sell, purchase or permit the preparation, sale or purchase of food on the Premises,

(6) Tenant shall not mark, paint, drill into or in any way deface any part of the Building or Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall trot install any resilient the or similar floor covering in the Premises except with the prior approval of Landlord,

(7) Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Building or of defects therein or In any fixtures or equipment, or of any known emergency in the Building.

(8) Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, or any type of school, except in connection with its own business and not as a service for others, without Landlord's prior permission.

(9) Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

(10) The requirements of Tenant will he attended to only upon application at the office of Landlord In tine Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord,

(11)  Tenant shall at all times keep the Premises neat and orderly.

(12) Tenant shall not make excessive noise, cause disturbances or vibrations or use or operate army electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building without Landlord's prior written approval.

(13) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may he prohibited by airy of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage. Tenant shall not use, suffer or permit the Premises or any part hereof to be used for the manufacture, sale or distribution by gift or otherwise of any spirituous, fermented or intoxicating liquors or any drugs. Tenant shall not bring or store firearms of any kind into the Building. Tenant shall not use the Premises for the manufacture, distribution or sale of any merchandise or other materials, Tenant shall not install any equipment utilizing an ammonia or other process necessitating venting. Tenant shall not permit any odors, acids, vapors or other gases or materials to he discharged from the Premises into the common areas, waste lines, vents, flues or other tenant spaces in the Building. Tenant shall not use, suffer or permit the use of the Premises or any part thereof for housing accommodations, for lodging or sleeping purposes or for any immoral or illegal purpose.

(14) The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall he borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise,

(15) Tenant, it servants, employees, customers, invitees and guests shall, when using the parking facilities in and around the building, observe and obey all signs regarding fire lanes and no-parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is Improperly parked or parked in a no-parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage or loss of vehicles.

(16) Except as otherwise provided in the Lease, Tenant shall not employ persons to do janitor, repair or decorating work in the Premises, and no persons other than the janitors or contractors designated by Landlord shall clean, decorate, remodel or repair the Premises without prior written consent of Landlord.

(17) Tenant shall not install, or operate any refrigerating, heating or air-conditioning equipment, nor any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to or installed by or at the direction of Tenant that cause noise or vibration capable of being transmitted to the structure of the Building or to any space therein to such a degree as to ho objectionable to Landlord or to any tenant in the Building shall he installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord and such other tenants.

(18) Landlord reserves the right to prescribe and to approve the weight, size and location of safes, book shelves and other heavy equipment, fixtures and articles in and about the Premises and the Building and to require all such items to be moved in and out of the Building amid the Premises only at such times and in such manner as landlord shall direct and In all events at Tenant's sole risk and responsibility. Tenant shall not overload army floors.

(19) Tenant shall not, without the prior written comment of Landlord, install army shades, draperies, blinds or oilier window covering, signs, lettering, picture, notice, advertisement or object unacceptable to Landlord or against glass partitions, doors or windows that would be visible outside the Premises or any sign, lettering, picture, notice or advertisement within the Premises that would be visible outside the Premises, Landlord shall have the right to prohibit army advertisement of or by Tenant in any public media, by direct solicitation or otherwise, which advertisement, in Landlord opinion, tends to impair the reputation of the Building or its desirability as a high-quality office building. Upon written notice from Landlord, Tenant shall immediately refrain from amid discontinue any such advertisement.

(20) Landlord reserves time right to rescind, add to and amend any rides or regulations, to add reasonable new rules or regulations, amid to waive any rules or regulations with respect to any tenant or tenants.

                                    Exhibit F

                                    GUARANTY
                                    --------


      FOR VALUE RECEIVED, and in consideration for and as an inducement to ZELLER MANAGEMENT CORPORATION, as Agent for LaSalle Bank National Association, as Trustee under Trust Agreement dated June 8, 2000, and known as Trust No. 126277 ("Landlord") to enter into the foregoing Lease dated October 16, 2006 (the "Lease"), with SHERMAN BIOTECH, INC., A DELAWARE CORPORATION ("Tenant"), the undersigned, EARLYDETECT INC., a Nevada corporation ("Guarantor") hereby absolutely and unconditionally guarantees to Landlord, its successors and assigns, the prompt and full payment of all rent and all other payments to be made by Tenant under the Lease, and the full performance and observance by Tenant of all the other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant, for which the undersigned shall be jointly and severally liable with Tenant. The undersigned hereby waives any notice of nonpayment, nonperformance or nonobservance, or proof of notice or demand. The undersigned agrees that, in the event of a default by Tenant under the lease, Landlord may proceed against the undersigned before, after or simultaneously with proceeding against Tenant. This Guaranty shall not be terminated, affected or impaired in any manner by reason of: (1) the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease; (2) the commencement of summary or other proceedings against Tenant; (3) the failure of Landlord to enforce any of its rights against Tenant; or (4) the granting by Landlord of any extensions of time to Tenant. The undersigned further covenants and agrees that (1) the undersigned shall be found by all of the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Lessee thereunder, the same as if the undersigned were named therein as Tenant; and (2) this Guaranty shall be absolute and unconditional and shall be in full force and effect with respect to any amendment, addition, assignment, sublease, transfer or other modification of the Lease, whether or not the undersigned shall have knowledge or have been notified or agreed or consented thereto. If Landlord at any time is compelled to take action, by legal proceedings or otherwise, to enforce or compel compliance with the terms of this Guaranty, undersigned shall, in addition to any other rights or remedies to which Landlord may be entitled hereunder or as a matter of law or in equity, pay to Landlord all costs, including reasonable attorneys' fees, incurred or expended by Landlord in connection therewith. In the event the Lease is disaffirmed by a Trustee in Bankruptcy for Tenant, the undersigned agrees that it shall, at the election of Landlord, either assume the lease and perform all of the covenants, terms and conditions of Tenant thereunder or enter into a new lease, which said new lease shall be in form and substance identical to the Lease, All duties and obligations of the undersigned pursuant to this Guaranty shall be binding upon the successors and assigns of the undersigned. For purposes of this Guaranty, the word "Tenant" shall include the successors and permitted assigns of Tenant.

      This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

DATED this 16th day of October, 2006.


                                          EARLYDETECT INC., a Nevada corporation


                                          By: /s/ Charles Strongo
                                              ----------------------------------

                                          Name: Charles Strongo

                                          Its: CEO